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                                                              EXHIBIT NO. 99.10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 76 to Registration Statement No. 2-11401 of Massachusetts Investors Trust of our report February 4, 1999 appearing in the annual report to shareholders for the year ended December 31, 1998, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
February 22, 1999